UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 24, 2014, BR Creekside, LLC, or BR Creekside, a special-purpose entity in which Bluerock Residential Growth REIT, Inc., or the Company, holds a 24.706% indirect equity interest, entered into a Purchase and Sale Agreement and Joint Escrow Instructions, or Purchase Agreement, with Steadfast Asset Holdings, Inc., a California corporation, or Steadfast, an unaffiliated third party, for the sale of its entire interest in The Reserve at Creekside Village, a 192-unit garden-style community located in Chattanooga, Tennessee, or the Creekside property. The sale price for the Creekside property is $19.1 million, subject to certain prorations and adjustments typical in a real estate transaction. At closing, BR Creekside will be required to satisfy the existing mortgage indebtedness on the Creekside property in the approximate amount of $13.4 million. The expected net proceeds to the Company, after payment of closing costs and fees, are approximately $1.3 million. The closing on the sale of the Creekside property is expected to occur on or before March 20, 2014. There is no assurance such sale will occur, as the sale is subject to various contingencies as set forth in the Purchase Agreement. The Purchase Agreement also provides for certain representations, warranties and covenants by BR Creekside, the breach of which at or prior to closing could entitle Steadfast to certain rights and remedies. BR Creekside’s aggregate liability for any such breach shall not exceed $250,000 (plus legal fees of the prevailing party). The Purchase Agreement further provides for certain representations and warranties by BR Creekside which will survive closing for a period of nine months if the closing occurs without Steadfast’s knowledge of the existence of a pre-closing breach of such representations or warranties. In any such event, BR Creekside would remain liable for any such pre-closing breaches under a post-closing indemnity of Steadfast, the maximum aggregate liability under which shall not exceed $350,000.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future disposition of the Creekside property. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: February 28, 2014	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer